Exhibit 16.1

Armanino LLP 15950 N. Dallas Parkway Suite 600 Dallas, TX 75248-6685 972 661 1843 main armaninoLLP.com

November 21, 2022

Securities and Exchange Commission

100 F Street N.E.

Washington D.C. 20549-7561

We have read Fuse Medical, Inc.’s statements included in Item 4.01 of its Form 8-K dated November 22, 2022 and agree with those statements concerning our firm.

/s/ Armanino LLP